Evolus Reports First Quarter 2025 Results

•Global Net Revenue of $68.5 Million for Q1 2025, Up 15.5% from Q1 2024
•Meaningfully Outperformed Toxin Market Share Guidance Assumptions in Slower Market
•GAAP Operating Loss of $15.2 Million and Non-GAAP Operating Loss of $5.5 Million for the First Quarter; Remains On Track to Achieving Positive Non-GAAP Operating Income on a Consolidated Basis for the Full-Year 2025
•Evolysse™ Launched in Q2 and Off to a Strong Start
•Reaffirms 2025 Net Revenue Guidance of $345 Million to $355 Million; Evolysse™ and Estyme® Injectable Hyaluronic Acid (HA) Gels Anticipated to Contribute 8 to 10% of Total Revenue for the Full-Year 2025

NEWPORT BEACH, Calif., May 7, 2025 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today announced its financial results for the first quarter ended March 31, 2025.
“Coming off a record year, we enter 2025 with strong momentum,” said David Moatazedi, President and Chief Executive Officer of Evolus. “In our final quarter as a single-product company, we gained meaningful market share to start the year and delivered 15.5% year-over-year growth, on top of an exceptionally strong prior-year quarter which had grown 42%. This growth is driven by sustained demand for Jeuveau® and an increase in engagement with Evolus’ superior value proposition.”
“In April, we officially launched Evolysse™ in the U.S., and early feedback from customers has been overwhelmingly positive,” continued Moatazedi. “Early metrics indicate strong interest and adoption, meaningfully outperforming the initial launch of Jeuveau® and several thousand customers already trialing the product. With increased Jeuveau® market share more than offsetting slower market growth, combined with the early success of Evolysse™, we are confident in reiterating our full-year 2025 revenue guidance of $345 million to $355 million and expect to achieve our sixth consecutive year of revenue growth above 30%.”
First Quarter 2025 Highlights and Recent Developments
•The company’s key performance indicators demonstrated continued strong momentum during the first quarter.
◦Accounts purchasing Jeuveau® increased by 675 in the first quarter, bringing the total number of customers purchasing since launch to over 16,000 and surpassing over 50% account penetration in the U.S. The reorder rate among customers remains at approximately 70%1.
◦Members in the Evolus Rewards™ consumer loyalty program grew by over 80,000 to over 1.1 million2, representing a total increase of 39% as compared to Q1 2024.
◦Total Evolus Rewards™ redemptions for the quarter continues to grow and hit an all-time high of over 220,0002 with existing patients receiving repeat treatments at the rate of approximately 65%, which demonstrates growing consumer adoption and utilization.

First Quarter 2025 Financial Results
•Total net revenues for the first quarter of 2025 were $68.5 million, a 15.5% increase over the first quarter of 2024, driven primarily by higher volumes and market share gains.

•Gross profit margin and adjusted gross profit margin were 68.1% and 69.2%, respectively. Adjusted gross profit margin excludes amortization of intangible assets.
•GAAP operating expenses for the first quarter of 2025 were $61.8 million, including investments to support the launch of Evolysse™, as compared to $54.9 million in the fourth quarter of 2024.
•Non-GAAP operating expenses for the first quarter of 2025 were $52.9 million, compared to $46.6 million in the fourth quarter of 2024. Non-GAAP operating expenses exclude stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•GAAP loss from operations for the first quarter of 2025 was $15.2 million, compared to $8.9 million in the first quarter of 2024.
•Non-GAAP loss from operations in the first quarter of 2025 was $5.5 million compared to $0.9 million in the first quarter of 2024. The 2025 results include investments in support of the launch of Evolysse™ Form and Evolysse™ Smooth injectable HA gels. Non-GAAP loss from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Cash and cash equivalents on March 31, 2025 were $67.9 million compared to $87.0 million on December 31, 2024.
Outlook - Evolus Continues to Expect:
•Total net revenues for the full-year 2025 to be between $345 million and $355 million, representing 30% to 33% growth over 2024 results. Evolysse™ and Estyme® injectable HA gels are anticipated to contribute 8 to 10% of total revenue for the full-year 2025.
•Full-year non-GAAP operating expenses for 2025 to be between $230 million and $240 million, driven primarily by continued investments in expanding Jeuveau® in the U.S., scaling Nuceiva® internationally, and supporting the launch of Evolysse™ and Estyme® injectable HA gels.
•To achieve positive non-GAAP operating income on a consolidated basis for the full-year 2025. Non-GAAP operating income is anticipated to be achieved after the U.S. launch of Evolysse™ Form and Evolysse™ Smooth injectable HA gels in April, with revenue contribution weighted toward the second half of the year, resulting in our non-GAAP operating income being generated in Q4 2025.
•To launch Evolysse™ Sculpt in 2026 and Evolysse™ Lips in 2027.
•To introduce Estyme® in Europe through a limited experience program with select physician partners, to continue to expand global experience with the product’s performance. A broader European launch remains on track for the second half of 2025.
•Total net revenue of at least $700 million by 2028, a compound annual growth rate of 27% from 2024, based on the combination of its existing aesthetic neurotoxin business and launch of the Evolysse™ and Estyme® injectable HA gels beginning in 2025.
•To achieve non-GAAP operating income margins of at least 20% by 2028 by leveraging its highly synergistic, existing infrastructure.
The Company Noted:
•U.S. tariffs on medical devices related to Evolysse™ have been fully incorporated into 2025 guidance with no change.
Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (800) 579-2543 (U.S.) or (785) 424-1789 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.
Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13753202. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Evolus, Inc.
Evolus (NASDAQ: EOLS) is a global performance beauty company redefining the aesthetic injectable market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global leader in aesthetics anchored by our flagship products: Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics, and Evolysse™, a collection of unique injectable hyaluronic acid (HA) gels. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.
1 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through March 31, 2025.
2 Represents cumulative statistics from the launch of Evolus RewardsTM in May 2020 through March 31, 2025.

Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP (loss) from operations, and non-GAAP operating income margin. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses, non-GAAP (loss) from operations, and non-GAAP operating income margin exclude (i) the revaluation of contingent royalty obligations, (ii) stock-based compensation expense, and (iii) depreciation and amortization. Management believes that adjusted gross profit and adjusted gross profit margin are important measures for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses, non-GAAP (loss) from operations, and non-GAAP operating income margin are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses, non-GAAP (loss) from operations, and non-GAAP operating income margin will enable investors to assess the company in the same way that management assesses the company’s operating performance against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP (loss) from operations, and non-GAAP operating income margin have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses, non-GAAP (loss) from operations presented herein to gross profit, gross profit margin, GAAP operating expenses and GAAP (loss) from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected non-GAAP operating expenses and non-GAAP operating income for the full year 2025 and non-GAAP operating income margin by 2028. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses, non-GAAP operating (loss), or non-GAAP operating income margin because a reconciliation of such measures to forward-looking GAAP operating expenses, GAAP loss from operations, and non-GAAP operating income margin respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-

looking outlook for these non-GAAP financial measures since they have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future or anticipated events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches; market growth and consumer demand; the company’s financial outlook for 2025 and beyond; and the company’s expectations and timing for achieving continued profitability.
The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions including trade disputes and tariffs and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ Hyaluronic Acid (HA) gels in the U.S. and Estyme ® HA gels in Europe, our ability to maintain regulatory approvals of Jeuveau® and Evolysse™ or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve and/or maintain regulatory approval for the Evolysse™ HA gel products in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 expected to be filed with the Securities and Exchange Commission on or about May 7, 2025. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

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Evolus Contacts:
Investors:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications

Tel: 248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue:
Product revenue, net	$68,074	$58,964
Service revenue	448	369
Total net revenues	68,522	59,333
Cost of goods sold	21,867	18,830
Gross profit	46,655	40,503
Operating expenses:
Selling, general and administrative	56,640	45,123
Research and development	2,212	2,078
Revaluation of contingent royalty obligation payable to Evolus Founders	2,151	1,578
Depreciation and amortization	824	646
Total operating expenses	61,827	49,425
Loss from operations	(15,172)	(8,922)
Other income (expense):
Interest income	710	517
Interest expense	(4,415)	(4,702)
Other income, net	57	45
Loss before income taxes:	(18,820)	(13,062)
Income tax expense	72	47
Net loss	$(18,892)	$(13,109)
Other comprehensive loss:
Unrealized income (loss), net of tax	66	(130)
Comprehensive loss	$(18,826)	$(13,239)
Net loss per share, basic and diluted	$(0.30)	$(0.22)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	63,697	58,797

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	March 31, 2025	December 31, 2024
Cash and cash equivalents	$67,894	$86,952
Accounts receivable, net	47,454	47,682
Inventories	10,026	12,158
Prepaid expenses and other current assets	6,344	4,550
Total current assets	131,718	151,342
Noncurrent assets	81,643	81,227
Total assets	$213,361	$232,569
Accounts payable and accrued expenses	$42,795	$50,027
Other current liabilities	13,438	12,933
Total current liabilities	56,233	62,960
Term loan, net of discount and issuance costs	121,807	121,506
Other noncurrent liabilities	41,925	42,581
Total liabilities	$219,965	$227,047
Total stockholders’ equity (deficit)	$(6,604)	$5,522

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Net cash (used in) provided by:
Operating activities	$(15,632)	$(10,615)
Investing activities	(1,861)	(797)
Financing activities	(1,631)	45,662
Effect of exchange rates on cash	66	(130)
Change in cash and cash equivalents	(19,058)	34,120
Cash and cash equivalents, beginning of period	86,952	62,838
Cash and cash equivalents, end of period	$67,894	$96,958

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
Total net revenues	$68,522	$59,333
Cost of goods sold	21,867	18,830
Gross profit	46,655	40,503
Gross profit margin	68.1%	68.3%
Add: Amortization of distribution right intangible asset	739	763
Adjusted gross profit	$47,394	$41,266
Adjusted gross profit margin	69.2%	69.5%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2025	2024	2024
GAAP operating expense	$61,827	$49,425	$54,949
Adjustments:
Revaluation of contingent royalty obligation	2,151	1,578	1,565
Stock-based compensation:
Included in selling, general and administrative	5,749	4,863	5,802
Included in research and development	179	216	303
Depreciation and amortization	824	646	710
Non-GAAP operating expense	$52,924	$42,122	$46,569

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP (Loss) from Operations
(Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
GAAP (loss) from operations	$(15,172)	$(8,922)
Adjustments:
Revaluation of contingent royalty obligation	2,151	1,578
Stock-based compensation:
Included in selling, general and administrative	5,749	4,863
Included in research and development	179	216
Depreciation and amortization*	1,563	1,409
Non-GAAP (loss) from operations	$(5,530)	$(856)

*Includes the amortization of distribution right intangible assets related to Jeuveau®